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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                    FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported)       January 10, 1995
                                                       -------------------------

                                BIG O TIRES, INC.
- - - --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Nevada                 1-8833                  87-0392481
  -------------------------   ---------------     --------------------------
  (State or other juris-      (Commission         (I.R.S. Employer
  diction of incorporation)   File No.)           Identification No.)



     11755 East Peakview Avenue, Englewood, Colorado        80111
     -----------------------------------------------   --------------------
          (Address of principal executive offices)          (Zip Code)


     Registrant's telephone number including area code:  (303)  790-2800
                                                         ---------------


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ITEM 5.   OTHER EVENTS.

On January 20, 1995, the Company had agreed to extend until February 8, 1995, the period of exclusive negotiations with the Dealer-Management Group that had made an offer to acquire the outstanding shares of the Company for $18.50 per share. The original period of exclusivity expired January 20, 1995. On February 7, 1995, the Company was notified that the Dealer-Management Group elected not to continue negotiations to acquire the Company. The Company has been advised that the decision not to continue the negotiations with the Company was based on the difficulties the Dealer-Management Group experienced in obtaining commitments for the elements of the financing necessary to consummate the acquisition and the resulting inability of the representatives of the dealers and management to reach mutual understandings on certain fundamental issues relating to the acquisition. The proposed transaction would have taken the Company private and was led by the Company's President and Chief Executive Officer. The Dealer-Management Group was comprised of other officers, managers and independent franchised dealers acting on behalf of a significant majority of the Company's franchised dealers.

The Company was also informed by representatives of management that they continue to be interested in completing a purchase of the Company on mutually agreeable terms to shareholders, management and the Board. The Company has advised the management representatives that it will consider carefully credible proposals that are in the best interest of the shareholders and the Company. In the meantime, the Board of Directors will continue to review alternatives to enhance the value of the Company.

By Letter Agreement dated January 10, 1995, the Consulting Agreement dated September 22, 1994, by and between Big O Tires, Inc. and Horst K. Mehlfeldt ("Mehlfeldt"), a director of the Company, was amended to adjust the monthly compensation provided for in the Consulting Agreement from $17,500 to $2,500. Mr. Mehlfeldt was retained by the Company to serve as a full time representative to assist the Company in fulfilling the directives of the June 1994 shareholder proposal.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(10.1) Letter dated February 7, 1995, from the Dealer-Management Group to the Company's Board Chairman.

(10.2) Agreement between the Company and the Management Dealer Participants dated January 20, 1995.

(10.3) Letter Agreement dated January 10, 1995, amending the Consulting Agreement by and between Big O Tires, Inc. and Horst K. Mehlfeldt.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:

Date:     February 10, 1995

                                   BIG O TIRES, INC.


                                   By:  /s/ Philip J. Teigen
                                        ------------------------------
                                        General Counsel and Secretary